UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36131	46-3044956
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2017, Endurance International Group Holdings, Inc. (the “Company”) and Jeffrey H. Fox entered into an employment agreement (the “Employment Agreement”) appointing Mr. Fox as the Company’s President and Chief Executive Officer effective upon his employment start date (the “Effective Date”), which is expected to be August 22, 2017. Mr. Fox will also serve as a member of the Company’s Board of Directors as a Class III Director beginning on the Effective Date. Mr. Fox will succeed Hari Ravichandran, who will resign as a director and officer of the Company on the Effective Date pursuant to the Company’s previously announced CEO transition plan.

Mr. Fox, age 55, is a principal of The Circumference Group LLC, an investment and advisory firm which he founded in 2009. Mr. Fox was President and Chief Executive Officer of Convergys Corporation from 2010 to November 2012, and then Chairman of the Board since 2012. Prior to that, Mr. Fox held multiple senior leadership roles at Alltel Corporation over a 13 year period, including COO, Group President – Shared Services, and Group President – Alltel Information Services. Mr. Fox began his career in investment banking and worked at Stephens, Inc. and Merrill Lynch Pierce Fenner and Smith. He holds a Bachelor of Science in Economics from Duke University. In addition to serving as Chairman of the Board at Convergys, Mr. Fox serves as a director of Avis-Budget Group, Inc. and Blackhawk Network Holdings, Inc.

Under the Employment Agreement, Mr. Fox will receive an initial annual base salary of $750,000 and be eligible, beginning in 2018, to earn an annual cash bonus in accordance with the Company’s annual Management Incentive Plans (the “Annual Bonus”), with a target bonus percentage of 100% of his regular earnings for the applicable year (the “Target Annual Bonus Opportunity”).

In addition, the Employment Agreement provides that Mr. Fox will, on the Effective Date, receive an equity award under the Company’s Amended and Restated 2013 Stock Incentive Plan with a total value of $10,375,000 as of August 11, 2017 (the “Grant Value”), split between an award of 1,032,500 restricted stock units (the “RSU Award”) and an option to purchase 612,419 shares of the Company’s common stock (the “Stock Option Grant”). Mr. Fox will be eligible to participate in the Company’s annual equity grant program starting in spring 2019.

Two Hundred Eighty-Two Thousand Five Hundred (282,500) of the restricted stock units subject to the RSU Award will vest immediately on the Effective Date, but will be subject to a requirement that Mr. Fox hold the shares underlying such restricted stock units until the earlier of the third anniversary of the Effective Date, his death or disability (as defined in the Employment Agreement) or a change in control of the Company (as defined in the Employment Agreement). The remaining 750,000 restricted stock units subject to the RSU Award will vest over a three-year period, with 250,000 of such restricted stock units vesting annually on the anniversary of the Effective Date. The Stock Option Grant will vest over a three-year period, with one-third of the total number of shares subject to the Stock Option Grant vesting on the first anniversary of the Effective Date and the remainder vesting in equal monthly installments thereafter.

If, in the absence of a change of control, Mr. Fox’s employment is terminated by the Company without “cause” (other than due to disability or death) or he resigns his employment for “good reason” (as such terms are defined in the Employment Agreement), he will be entitled to continued payment of his base salary for a period of 24 months following the termination date; payment of two times his Target Annual Bonus Opportunity for the year prior to the year of termination, payable over a period of 24 months following the termination date; a lump sum payment equal to $40,000; and payment of a pro-rated Annual Bonus for the year in which his employment is terminated based on actual performance for that year against the annual performance goals under the Company’s applicable Management Incentive Plan and the portion of the year during which Mr. Fox provided services to the Company (the “Pro Rata Bonus”), payable in a single lump sum.

If, during a Change in Control Period (as defined below), Mr. Fox’s employment is terminated by the Company without cause (other than due to disability or death) or he resigns his employment for good reason, he will receive the same severance payments described above, except that: the bonus component will be two times the greater of (x) his Annual Bonus paid with respect to the year prior to the year of termination or (y) his Target Annual Bonus Opportunity for the year of termination; his then-unvested equity awards will accelerate and vest in full upon the later to occur of the completion of the change in control and the date his employment terminates; and the base salary and bonus components of his severance payments will be paid in a lump sum rather than over a period of 24 months. “Change in Control Period” is defined in the Employment Agreement as the period beginning on the date that is nine months prior to the date on which a change of control of the Company is completed (provided that negotiations relating to the change in control are ongoing on the date Mr. Fox’s employment is terminated) and ending on the second anniversary of the date on which the change in control is completed.

In order to receive the cash severance benefits described above, Mr. Fox must sign a general release in favor of the Company and its affiliates and abide by specified restrictive covenants, including 24-month non-competition and non-solicitation covenants, as well as confidentiality and non-disparagement obligations.

If the acquiring or succeeding corporation in a change in control does not agree to assume Mr. Fox’s outstanding equity awards as of immediately prior to the change in control, or substitute substantially equivalent awards therefor, all of his then outstanding but unvested equity awards will accelerate and vest in full immediately prior to the completion of the change of control, with any such awards subject to performance standards being vested at the target amount associated with their grant, unless the Company’s Board or Compensation Committee determines that some higher level of vesting is appropriate.

In the event that Mr. Fox’s employment is terminated due to death or disability, and subject to the observance of specified restrictive covenants, he or his estate will receive payment of a Pro Rata Bonus, payable in a single lump sum. In addition, to the extent Mr. Fox holds any vested stock options to purchase shares of the Company’s common stock on the date his employment terminates due to his death or disability, such vested options will remain exercisable for a period of three years following the termination date (or the remainder of the term of the option, if shorter), subject to any replacement or cancellation required by the definitive documents creating a change in control.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. A copy of the related press release is also attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated as of August 11, 2017, by and between Endurance International Group Holdings, Inc. and Jeffrey H. Fox.

99.1	Press release issued by Endurance International Group Holdings, Inc. on August 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: August 14, 2017

/s/ Marc Montagner
(Signature)
	Name:	Marc Montagner
	Title:	Chief Financial Officer and
Interim Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 11, 2017, by and between Endurance International Group Holdings, Inc. and Jeffrey H. Fox.

99.1	Press release issued by Endurance International Group Holdings, Inc. on August 14, 2017.